UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 24, 2010

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064
                                   (Address of principal executive offices) Zip Code)

Registrant’s telephone number, including area code:  (310) 481-8400
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

As set forth in the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2010, the specific performance measures for Kilroy Realty Corporation’s 2010 annual bonus program are based upon: 2010 EBITDA targets, 2010 revenue targets, 2010 operating margin targets, and 2010 leasing targets (each as defined in the 2010 annual bonus program, a “Performance Criterion” and, collectively, the “Performance Criteria”).  Kilroy Realty Corporation is filing this Current Report on Form 8-K to clarify that its 2010 annual bonus program will exclude the impact that 2010 property acquisitions would have on each of the four Performance Criteria.  In addition, as the Company develops its 2011 compensation program, it will focus on compensation philosophies and performance criteria that are designed to more closely align the management compensation program with the interests of stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION
Date: August 24, 2010
	By:	/s/ Tyler H. Rose
Tyler H. Rose
Executive Vice President and Chief Financial Officer

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